                                                                    Exhibit 99.1

                   TECHNOLOGY INVESTMENT CAPITAL CORP. REPORTS
                     FINANCIAL RESULTS FOR THE QUARTER ENDED
                                 MARCH 31, 2004

Greenwich, CT, May 4, 2004 - Technology Investment Capital Corp. (Nasdaq: TICC) announced today results for the quarter ended March 31, 2004.


FIRST QUARTER HIGHLIGHTS

o We closed three new transactions during the first quarter, two of which were with companies that we had an LOI with at the time of our IPO, totaling
    $33 million.

    o Questia Media, Inc. ($8,000,000, and a commitment to fund an additional $2,000,000 of senior notes assuming Questia achieves certain milestones)

    o   MortgageIT, Inc. ($15,000,000)

    o   Advanced Aesthetics, Inc. ($10,000,000)

o We recorded a net operating loss of $45,597, primarily due to the fact that two of the three transactions closed towards the end of the quarter.

o We declared a dividend of $0.10 per share during the quarter ended March 31, 2004, which was paid on April 5, 2004.

o Today, we are announcing an increase in our dividend for the second quarter of 2004 to $0.11 per share, payable on June 30, 2004 to shareholders of record as of June 10, 2004.

We will host a conference call to discuss our first quarter results today, May 4th at 10:00 AM EST. Please call 877-407-8031 to participate. A replay of the conference call will be available for approximately 7 days. The replay number is 877-660-6853, the account number is 1628 and that access code is 102185.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-K for the period ended December 31, 2003 and subsequent reports on Form 10-Q as they are filed.

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TECHNOLOGY INVESTMENT CAPITAL CORP.
CONSOLIDATED BALANCE SHEET

                                                                        UNAUDITED
                                                                         MARCH 31,         DECEMBER 31,
                                                                           2004               2003
-------------------------------------------------------------------------------------------------------------
ASSETS
   Investments at fair value
   (cost: $33,167,869 @ 3/31/04; none @ 12/31/03)                       $33,167,869                   $0
   Cash and cash equivalents                                            105,127,057          138,228,765
   Interest receivable                                                       12,938               23,667
   Prepaid assets                                                            67,811               72,446
                                                                   ------------------------------------------
TOTAL ASSETS                                                           $138,375,675         $138,324,878
                                                                   ==========================================
LIABILITIES
   Dividends payable                                                     $1,000,010                   $0
   Accrued expenses                                                         451,645             $335,810
   Accrued offering expenses                                                      0               19,441
                                                                   ------------------------------------------
Total Liabilities                                                        $1,451,655             $355,251

STOCKHOLDERS' EQUITY
   Common stock, $0.01 par value, 100,000,000 shares
   authorized, and 10,000,100 issued and outstanding,
   respectively                                                            $100,001             $100,001
   Capital in excess of par value                                       138,189,832          138,189,832
   (Overdistributed) net investment loss                                 (1,365,813)            (320,206)
                                                                   ------------------------------------------
Total Stockholders' Equity                                             $136,924,020         $137,969,627
                                                                   --------------------- --------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $138,375,675         $138,324,878
                                                                   ==========================================

TECHNOLOGY INVESTMENT CAPITAL CORP.
CONSOLIDATED STATEMENT OF OPERATIONS

                                                                UNAUDITED
                                                             3 MONTHS ENDED
                                                             MARCH 31, 2004
-------------------------------------------------------------------------------
INVESTMENT INCOME
Interest income                                                    $463,187
Managerial Assistance Fees                                          450,000
                                                           --------------------
   Total Investment Income                                         $913,187

EXPENSES
Salaries and benefits                                               $46,338
Investment advisory fees                                            689,182
Professional fees                                                    84,306
Insurance                                                            20,020
Directors' fees                                                      32,250
General and administrative                                           86,688
                                                           --------------------
   Total Expenses                                                  $958,784

NET INVESTMENT LOSS                                               $(45,597)
                                                           ====================

NET DECREASE IN STOCKHOLDERS'
EQUITY RESULTING FROM OPERATIONS                                  $(45,597)

Net decrease in stockholders' equity resulting from
Operations per common share:
   Basic and Diluted                                               $(0.005)

Weighted average shares of common stock outstanding:
   Basic and Diluted                                             10,000,100
-------------------------------------------------------------------------------

ABOUT TECHNOLOGY INVESTMENT CAPITAL CORP.
We are a publicly-traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at (203) 661-9572 or visit our website at www.ticc.com.


FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.